EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, David F. Levy, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of iTalk, Inc. on Form 10-Q for the fiscal quarter ended May 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of iTalk, Inc.

Date: August 25, 2015	By:	/s/ DAVID F. LEVY
	Name:	David F. Levy
	Title:	Chief Executive Officer

I, Richard Dea, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of iTalk, Inc. on Form 10-Q for the fiscal quarter ended May 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of iTalk, Inc.

Date: August 25, 2015	By:	/s/ RICHARD DEA
	Name:	Richard Dea
	Title:	Chief Financial Officer